Exhibit 10.2

GUARANTY

GUARANTY, dated as of April 17, 2013, made by P.H. Glatfelter Company, a corporation organized and existing under the laws of the Commonwealth of Pennsylvania (the “Guarantor”), in favor of IKB Deutsche Industriebank AG (including its successors and assigns, “Bank”).

For good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and to induce Bank to enter into the Loan Contract dated as of March 26, 2013, and executed by Glatfelter Gernsbach GmbH & Co. KG (the “Borrower”) on April 11, 2013 (as amended, supplemented and otherwise modified from time to time, the “Credit Agreement”) with the Borrower, the Guarantor agrees as follows:

1. Guaranty. The Guarantor unconditionally guarantees the punctual payment when due, whether upon maturity, by acceleration or otherwise, of all obligations (now or hereafter existing) of the Borrower under the Credit Agreement, whether for principal, interest, fees, expenses or otherwise, in each case strictly in accordance with the terms thereof (all such obligations being the “Obligations”); provided that the Guarantor’s maximum liability under this Guaranty with respect to that portion of the Obligations consisting of principal under the Credit Agreement will not exceed EUR 42,700,000.00. If the Borrower fails to pay any Obligation in full when due (whether at stated maturity, by acceleration or otherwise), the Guarantor will promptly pay the same to Bank. The Guarantor will also pay to Bank any and all expenses (including without limitation, reasonable legal fees and expenses) incurred by Bank in enforcing its rights under this Guaranty. This Guaranty is a guaranty of payment and not merely of collection.

2. Guaranty Absolute. The liability of the Guarantor under this Guaranty shall be irrevocable, absolute and unconditional irrespective of, and the Guarantor hereby irrevocably waives any defenses it may now or hereafter acquire in any way relating to, any or all of the following: (i) any illegality, lack of validity or enforceability of any Obligation, (ii) any amendment, modification, waiver or consent to departure from the terms of any Obligation, including any renewal or extension of the time or change of the manner or place of payment, (iii) any exchange, substitution, release, non-perfection or impairment of any collateral securing payment of any Obligation, (iv) any change in the corporate existence, structure or ownership of the Borrower, or any insolvency, bankruptcy, reorganization or other similar proceeding affecting the Borrower or its assets or any resulting release or discharge of any Obligation, (v) the existence of any claim, set-off or other rights that the Guarantor may have at any time against the Borrower, Bank, or any other corporation or person, whether in connection herewith or any unrelated transactions, provided that nothing herein will prevent the assertion of any such claim by separate suit or compulsory counterclaim, (vi) any law, regulation, decree or order of any jurisdiction, or any other event, affecting any term of any Obligation or Bank’s rights with respect thereto and (vii) any other circumstance or any existence of or reliance on any representation by Bank that might otherwise constitute a defense available to, or a legal or equitable discharge of, the Borrower or the Guarantor or any other guarantor or surety.

Without limiting the generality of the foregoing, the Guarantor guarantees that it shall pay Bank strictly in accordance with the express terms of the Credit Agreement, including in the amounts and in the currency expressly agreed to thereunder, irrespective of and without giving effect to any laws of the jurisdiction where the Borrower is principally located in effect from time to time, or any order, decree or regulation in the jurisdiction where the Borrower is principally located.

It is the intent of this Section 2 that the Guarantor’s obligations hereunder are and shall be absolute and unconditional under any and all circumstances. The Guarantor shall make any payments without setoff, counterclaim or other defense and on the same basis as payments are made by the Borrower under the Credit Agreement.

3. Waiver. The Guarantor waives promptness, diligence, notice of acceptance, notice of dishonor and any other notice with respect to any Obligation and this Guaranty and any requirement that Bank exercise any right or take any action against the Borrower or any collateral security or credit support.

4. Reinstatement. This Guaranty will continue to be effective or be reinstated, as the case may be, if at any time any payment of any Obligation is rescinded or must otherwise be returned by Bank upon the insolvency, bankruptcy or reorganization of the Borrower or otherwise, all as though such payment had not been made.

5. Subrogation. The Guarantor will not assert, enforce or otherwise exercise any rights which it may acquire by way of subrogation under this Guaranty, by any payment made hereunder or otherwise, until payment in full of the Obligations and the termination of the Credit Agreement.

6. Taxes. Any and all payments by the Guarantor hereunder will be made free and clear of and without deduction for any and all present or future taxes, levies, imposts, or deductions, assessments, fees or other charges imposed in each case by any governmental authority, including any interest, additions to tax or penalties applicable thereto (“Taxes”), other than Excluded Taxes. “Excluded Taxes” shall mean (i) any and all Taxes attributable to Bank’s failure to deliver to the Guarantor, at the time or times requested by the Guarantor or the Borrower, such properly completed and executed documentation as will permit payments hereunder to be made without withholding or at a reduced rate of withholding or enable the Guarantor or the Borrower to determine whether or not Bank is subject to backup withholding or information reporting requirements, (ii) any and all U.S. federal withholding Taxes imposed under FATCA, (iii) any and all Taxes that would not have been imposed but for a present or former connection between Bank and the jurisdiction imposing such Tax (other than connections arising solely from Bank having executed, delivered, registered, become a party to, or received payments under this Guaranty), (iv) Taxes imposed on or measured by net income (however denominated), franchise Taxes, and branch profits Taxes, in each case, imposed as a result of Bank being organized under the laws of, or having its principal office or its applicable lending office located in, the jurisdiction imposing such Tax (or any political subdivision thereof). “FATCA” shall mean Sections 1471 through 1474 of the U.S. Internal Revenue Code (“Code”), as of the date of this Agreement (or any amended or successor provisions of law that are substantively comparable to such Sections and not materially more onerous to comply with), any current or future regulations or official interpretations thereof, any agreements entered into pursuant to Section 1471(b)(1) of the Code, and any intergovernmental agreement to facilitate the implementation of FATCA (or of any provisions of FATCA). If the Guarantor is required by law to deduct or withhold any Taxes from or in respect of any sum payable hereunder the Guarantor will (i) make such deduction or withholding (ii) pay the full amount deducted or withheld to the relevant taxation authority or other authority in accordance with applicable law and (iii) if such Taxes are not Excluded Taxes, increase the amount payable as may be necessary so that after making all required deductions in respect of non-Excluded Taxes (including deductions applicable to additional sums payable under this Section) Bank will receive an amount equal to the sum it would have received had no such deductions been made. In addition, the Guarantor will pay any present or future stamp, court or documentary taxes or any other similar taxes, charges or levies, that arise from any payment made hereunder or from the execution, delivery, enforcement of, or registration of, or otherwise with respect to, this Guaranty or the Obligations (“Other Taxes”). To the extent available, the Guarantor will promptly furnish to Bank the original or a certified copy of a receipt evidencing payment of Taxes or Other Taxes. The Guarantor will indemnify Bank for the full amount of Taxes (other than Excluded Taxes) or Other Taxes paid by Bank, in respect of this Guaranty, within 30 days of Bank’s request therefor. Without prejudice to the survival of any other agreement contained herein, the Guarantor’s agreements and obligations contained in this Section will survive the payment in full of the Obligations, principal and interest hereunder and any termination of this Guaranty.

7. Place of Payment The Guarantor will pay Bank at such location in Germany as Bank specifies to the Guarantor.

8. Set-Off. If the Guarantor fails to pay any of its obligations hereunder when due and payable, Bank is authorized at any time and from time to time, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by Bank to or for the Guarantor’s credit or account against any and all of the Obligations, whether or not Bank has made any demand under this Guaranty. Bank will promptly notify the Guarantor after any such set-off and application, provided that the failure to give such notice will not affect the validity of such set-off and application. Bank’s rights under this Section are in addition to other rights and remedies (including, without limitation, other rights of set-off) that Bank may have.

9. Representations and Warranties. The Guarantor represents and warrants that: (i) the execution, delivery and performance by the Guarantor of this Guaranty are within its corporate powers, have been duly authorized by all necessary corporate action, and do not contravene (x) its charter or by-laws or (y) any applicable law, (ii) no authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body is required for the due execution, delivery and performance by the Guarantor of this Guaranty, and (iii) this Guaranty has been duly executed and delivered by the Guarantor and is its legal, valid and binding obligation, enforceable against the Guarantor in accordance with its terms.

10. Continuing Guaranty. This is a continuing guaranty and applies to all Obligations whenever arising. This Guaranty is irrevocable and will remain in full force and effect until the indefeasible payment in full of the Obligations and all amounts payable hereunder and the termination of all of the agreements relating to the Obligations.

11. Amendments; Transfers. No amendment or waiver of any provision of this Guaranty, and no consent to departure by the Guarantor herefrom, will in any event be effective unless the same is in writing and signed by Bank, and then such waiver or consent will be effective only in the specific instance and for the specific purpose for which given. This Guaranty shall be binding upon the Guarantor and its successors and assigns and shall inure to the benefit of Bank and its successors and assigns. Bank may assign its rights under this Guaranty, but the Guarantor shall not assign its rights or delegate its performance under this Guaranty.

12. Addresses. All notices and other communications provided for hereunder will be in writing (including telecopier communication), and mailed, telecopied or delivered to it, if to the Guarantor, at its address at P. H. Glatfelter Company, 96 S. George St. Ste 500, York, PA 17401-1434, Attention: Scott Corcoran, Manager, Global Treasury Operations, and if to Bank, at its address at Wilhelm-Bötzkes-Straße 1, 40474 Düsseldorf, Germany, Attention: Mr. Karl Michael Delhey, or, as to either party, at such other address as is designated by such party in a written notice to the other party. All such notices and other communications will, when mailed or telecopied, be effective when deposited in the mails or telecopied, respectively.

13. Guarantor’s Credit Decision, Etc. The Guarantor has, independently and without reliance on Bank and based on such documents and information as the Guarantor has deemed appropriate, made its own credit analysis and decision to enter into this Guaranty. The Guarantor has adequate means to obtain from the Borrower on a continuing basis information concerning the financial condition, operations and business of the Borrower, and the Guarantor is not relying on Bank to provide such information now or in the future. The Guarantor acknowledges that it has received and reviewed an executed copy of the Credit Agreement and that it will receive substantial direct and indirect benefit from the extensions of credit contemplated by this Guaranty.

14. Limitation of Guaranty. Any term or provision of this Guaranty to the contrary notwithstanding, the maximum aggregate amount for which the Guarantor shall be liable hereunder shall not exceed the maximum amount for which the Guarantor can be liable without rendering this Guaranty subject to avoidance under applicable requirements of law relating to fraudulent conveyance or fraudulent transfer (including the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act and Section 548 of the Bankruptcy Code or any applicable provisions of comparable requirements of law).

15. Governing Law. This Guaranty and any claims, controversy, dispute or cause of action (whether in contact or tort or otherwise) arising out of this Guaranty shall be governed by, and construed in accordance with, the law of the State of New York.

16. Consent to Jurisdiction, Etc. The Guarantor hereto irrevocably and unconditionally (i) submits to the non-exclusive jurisdiction of any New York State or Federal court located in the City of New York over any suit, action or proceeding arising out of or relating to this Guaranty, (ii) accepts for itself and in respect of its property the jurisdiction of such courts, (iii) waives any objection to the laying of venue of any such suit, action or proceeding brought in any such courts and any claim that any such suit, action or proceeding has been brought in an inconvenient forum and (iv) consents to the service of any process, summons, notice or document in any such suit, action or proceeding by registered mail addressed to such party at its address specified in Section 12. A final judgment in any such suit, action or proceeding will be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing herein will affect the right of any party to serve legal process in any other manner permitted by law or affect such party’s right to bring any suit, action or proceeding against such party or its property in the courts of other jurisdictions. To the extent that either party has or hereafter may acquire any immunity from jurisdiction of any court or from any legal process (whether through service or notice, attachment prior to judgment, attachment in aid of execution, execution or otherwise) with respect to itself or its property, such party irrevocably waives such immunity in respect of its obligations under this Guaranty.

17. WAIVER OF JURY TRIAL. THE GUARANTOR HERETO IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS GUARANTY OR ACTIONS IN THE NEGOTIATION, ADMINISTRATION OR ENFORCEMENT HEREOF.

18. Termination. Upon indefeasible payment in full of the Obligations, this Guaranty shall be automatically terminated without any further action by Bank, and Bank will promptly return the original Guaranty to the Guarantor, as well as take action upon reasonably request by the Guarantor to evidence the termination and release of said Obligations.

To evidence the Guarantor’s agreement to this Guaranty, it has signed and delivered this Guaranty on the date set forth in the preamble.

P.H. GLATFELTER COMPANY

By	/s/ John P. Jacunski

	Name:	John P. Jacunski
	Title:	Senior Vice President and Chief Financial Officer